QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.9

EIGHTH AMENDMENT TO THE

AMENDED AND RESTATED DEVELOPMENT AGREEMENT

BY AND AMONG

THE CITY OF DETROIT, THE ECONOMIC DEVELOPMENT CORPORATION

OF THE CITY OF DETROIT AND

MGM GRAND DETROIT, L.L.C.

        THIS EIGHTH AMENDMENT (the "Eighth Amendment") to that certain Amended and Restated Development Agreement, dated as of April 9, 1998, as amended by the First Amendment dated June 25, 1998, Second Amendment dated December, 1999, Third Amendment dated November 30, 2000, Fourth Amendment dated November 30, 2001, Fifth Amendment dated March 29, 2002, Sixth Amendment dated April, 2002 and Seventh Amendment dated June 12, 2002 by and among the City of Detroit (the "City"), The Economic Development Corporation of the City of Detroit ("EDC") and MGM Grand Detroit, L.L.C., a Delaware limited liability company ("Developer") for the City of Detroit Waterfront Reclamation and Casino Development Project (the "Development Agreement") is made on this 31st day of July 2002 by and among the City, EDC and the Developer.

        WHEREAS, the City, EDC and Developer have previously entered into the Development Agreement; and

        WHEREAS, it is the desire of the parties to enter into this Eighth Amendment to amend certain provisions of the Development Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the covenants herein contained, the parties agree as follows:

1.
All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Development Agreement.

2.
Section 2.4(d) of the Development Agreement is hereby amended by deleting the reference to "July 31, 2002" in such section and substituting in its place "August 2, 2002."

3.
Except as amended by this Eighth Amendment, the Development Agreement is reaffirmed in all respects and shall remain in full force and effect.

4.
This Eighth Amendment shall become effective on the date on which all of the following have been accomplished: (a) this Eighth Amendment has been executed by all parties hereto and (b) the City Council has duly approved the last of the following: (i) this Eighth Amendment; and (ii) a eighth amendment to the amended and restated development agreements of each of the Other Land-Based Casino Developers containing substantially the same terms and conditions as set forth in this Eighth Amendment.

5.
This Eighth Amendment may be executed in counterparts, each of which shall be deemed to be an original document and together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have set their hands and had their seals affixed on the dates set forth after their respective signatures.

CITY OF DETROIT, a municipal corporation
By:	/s/ KWAME M. KILPATRICK
Its:

THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT, a Michigan public body corporate
By:	/s/ ART PAPAPANOS
Its:	Authorized Agent
By:	/s/ BRIAN J. HOLDWICK
Its:	Authorized Agent

MGM GRAND DETROIT, LLC a Delaware limited liability company
By:	/s/ JOHN REDMOND
Its:	Chairman

QuickLinks

EIGHTH AMENDMENT TO THE AMENDED AND RESTATED DEVELOPMENT AGREEMENT BY AND AMONG THE CITY OF DETROIT, THE ECONOMIC DEVELOPMENT CORPORATION OF THE CITY OF DETROIT AND MGM GRAND DETROIT, L.L.C.